                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                            BLUESTONE SOFTWARE, INC.
         -------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           1)   Title of each class of securities to which transaction
                applies:
                ----------------------------------------------------------
           2)   Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           5)   Total fee paid.
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           1)   Amount Previously Paid:
                ----------------------------------------------------------
           2)   Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           3)   Filing Party:
                ----------------------------------------------------------
           4)   Date Filed:
                ----------------------------------------------------------

                            BLUESTONE SOFTWARE, INC.
                               300 STEVENS DRIVE
                        PHILADELPHIA, PENNSYLVANIA 19113

DEAR STOCKHOLDER:

    You are cordially invited to attend the Special Meeting of Stockholders of Bluestone Software, Inc. to be held on Monday, January 31, 2000 at 10:00 A.M., local time, at the Radisson Hotel--Philadelphia Airport.

    As more fully discussed in the attached materials, the proposals for the Special Meeting relate to:

    1. the ratification and approval of our 1996 Incentive and Non-Qualified Stock Option Plan; and

    2. the approval of an amendment to our 1996 Incentive and Non-Qualified Stock Option Plan increasing the number of shares of common stock available for awards under the plan.

    We look forward to seeing you at the Special Meeting. Whether or not you are planning to attend, we urge you to return the enclosed proxy at your earliest convenience.

                                          Sincerely,

                                          /s/ P. Kevin Kilroy

                                          P. Kevin Kilroy
                                          President and Chief Executive Officer

                            BLUESTONE SOFTWARE, INC.

[LOGO]
                               300 STEVENS DRIVE
                        PHILADELPHIA, PENNSYLVANIA 19113
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 31, 2000

                            ------------------------

To the Stockholders of
Bluestone Software, Inc.:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Bluestone Software, Inc. (the "Company") will be held at the Radisson Hotel--Philadelphia Airport, 500 Stevens Drive, Philadelphia, Pennsylvania 19113 on Monday, January 31, 2000 at 10:00 A.M., local time, for the following purposes:

    1. Ratification and approval of our 1996 Incentive and Non-Qualified Stock Option Plan;

    2. Approval of an amendment to our 1996 Incentive and Non-Qualified Stock Option Plan increasing the number of shares of common stock reserved for issuance from 3,290,328 to 6,750,000; and

    3. To transact any other business as may properly be brought before the Special Meeting.

    Any action may be taken on the foregoing matters at the Special Meeting on the date specified above, or on any date or dates to which the Special Meeting may be adjourned.

    The board of directors has fixed the close of business on January 10, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof.

    Your attention is directed to the accompanying Proxy Statement for the text of the resolutions to be proposed at the Special Meeting and further information regarding each proposal to be made.

    All stockholders are cordially invited to attend the Special Meeting. Whether or not you plan to attend the Special Meeting, all holders of the Company's common stock are urged to complete and sign the enclosed proxy, and return it promptly to the Company. At any time prior to their being voted, proxies are revocable by delivering written notice to the Company in accordance with the instructions set forth in the Proxy Statement or by voting at the Special Meeting in person.

STOCKHOLDERS UNABLE TO ATTEND THE SPECIAL MEETING IN PERSON ARE ASKED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

                                          By order of the Board of Directors

                                          /s/ THOMAS R. STILING
                                          Thomas R. Stiling
                                          Secretary

Philadelphia, Pennsylvania
January 14, 2000

                            BLUESTONE SOFTWARE, INC.

[LOGO]
                               300 STEVENS DRIVE
                        PHILADELPHIA, PENNSYLVANIA 19113
                            ------------------------

                        SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 31, 2000

                            ------------------------

                                PROXY STATEMENT

    This Proxy Statement (the "Proxy Statement") has been prepared and is being distributed in connection with the solicitation by the board of directors (the "Board") of Bluestone Software, Inc. (the "Company" or "Bluestone") of a Proxy (the "Proxy") in the enclosed form for use at the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held on Monday, January 31, 2000, at 10:00 A.M., local time, at the Radisson Hotel--Philadelphia Airport, 500 Stevens Drive, Philadelphia, Pennsylvania 19113, and any adjournment(s) or postponement(s) thereof.

                       VOTING AND REVOCABILITY OF PROXIES

    Stockholders of record as of the close of business on January 10, 2000 (the "Record Date") will be entitled to vote at the Special Meeting and any adjournment thereof. As of the Record Date, 18,239,087 shares of common stock, par value $.001 per share, of the Company (the "Common Stock") were outstanding and entitled to one vote each. Execution of a Proxy will not in any way affect a stockholder's right to attend the Special Meeting and vote in person. Any stockholder submitting a Proxy has the right to revoke it at any time before it is exercised by another instrument or transmission revoking it or by filing a properly created Proxy bearing a later date with the Secretary of the Company.

    Shares represented by properly executed Proxies for which no instructions are received will be voted "for" both proposals being voted upon. The persons named as proxies are either officers or directors of the Company.

    The presence, in person or by Proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast shall constitute a quorum. Abstentions and broker non-votes are each included in the number of shares present at the Special Meeting for purposes of establishing a quorum. The affirmative vote of the holders of a majority of shares of Common Stock voted, in person or by Proxy, at the Special Meeting is required for the approval of a proposal. If any other matter should be presented at the Special Meeting upon which it is proper to take a vote, shares represented by all Proxies received will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

    This Proxy Statement and the accompanying materials were first sent to the stockholders on or about January 14, 2000.

                             ADDITIONAL INFORMATION

    The Company will furnish without charge to any stockholder, upon written or oral request, a copy of the Company's registration statement and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Requests for such documents should be addressed to the Chief Financial Officer of Bluestone, 300 Stevens Drive, Philadelphia, Pennsylvania 19113, telephone number (610) 915-5000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of December 31, 1999, certain information with regard to beneficial ownership (as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent (5%) or more of the outstanding shares of the Company's Common Stock, (ii) the Company's directors, chief executive officer and the current executive officers named in the Summary Compensation table below, individually, and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each person identified is c/o Bluestone Software, Inc. 300 Stevens Drive, Philadelphia, Pennsylvania 19113.

                                                                                    PERCENTAGE OF CLASS
                                                       TOTAL NUMBER OF SHARES         OF COMMON STOCK
NAME AND ADDRESS OF                                       OF COMMON STOCK              BENEFICIALLY
BENEFICIAL OWNER                                       BENEFICIALLY OWNED(1)             OWNED(1)
-------------------                                    ----------------------       -------------------
P. Melan Baiada......................................         2,661,082(2)                 14.6%

General Electric Capital Corporation.................         2,658,562(3)                 14.5%
260 Long Ridge Road
Stamford, Connecticut 06927

Entities affiliated with Patricof & Co. Ventures,
Inc..................................................         5,259,626(4)                 28.8%
445 Park Avenue
New York, New York 10022

Fostin Capital Partners II, L.P......................         1,600,315(5)                  8.8%
518 Broad Street
Sewickley, Pennsylvania 15143

P. Kevin Kilroy......................................           209,751(6)                  1.1%

S. Craig Huke........................................            11,466(7)               *

Joseph K. Krivickas..................................            16,336(6)               *

Robert W. Bickel.....................................           179,038(6)               *

John H. Capobianco...................................           134,919(8)               *

Gregory M. Case......................................         5,263,532(9)                 28.9%
c/o Patricof & Co. Ventures, Inc.
455 S. Gulph Road, Suite 410
King of Prussia, Pennsylvania 19406

William C. Hulley....................................         1,604,221(10)                 8.8%
c/o Fostin Capital Partners II, L.P.
518 Broad Street
Sewickley, Pennsylvania 15143

Anton Simunovic......................................         2,661,687(11)                14.6%
c/o General Electric Capital Corporation
260 Long Ridge Road
Stamford, Connecticut 06927

Andrew J. Filipowski.................................            28,906(6)               *
c/o Platinum technology, inc.
1815 South Meyers Road
Oakbrook Terrace, Illinois 06181

                                                                                    PERCENTAGE OF CLASS
                                                       TOTAL NUMBER OF SHARES         OF COMMON STOCK
NAME AND ADDRESS OF                                       OF COMMON STOCK              BENEFICIALLY
BENEFICIAL OWNER                                       BENEFICIALLY OWNED(1)             OWNED(1)
-------------------                                    ----------------------       -------------------
Paul E. Blondin......................................             7,031(6)               *
50 Battery Street
Boston, Massachusetts 02109

Enrico Ballezzi......................................            73,128(12)              *
c/o Ballezzi and Associates
2223 Brunswick Pike
Lawrenceville, New Jersey 08648

All directors and executive
officers as a group (12 persons).....................        11,178,817(13)                59.4%

------------------------

*   Represents less than 1% of the outstanding Common Stock.

(1) As used in this table, beneficial ownership means the sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct the disposition, of a security). A person is deemed as of any date to have beneficial ownership of any security that such person has the right to acquire within 60 days after such date. Percentage ownership is based upon 18,234,517 shares of Common Stock outstanding as of December 31, 1999.

(2) Includes 779,336 shares of Common Stock owned by four trusts for which Mr. Baiada or his wife act as trustees and 12,321 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(3) Includes 50,644 shares of Common Stock underlying warrants. General Electric Capital Corporation is a subsidiary of the General Electric Company. The directors of General Electric Company are James I. Cash, Jr., Silas S. Cathcart, Dennis D. Dammerman, Paolo Fresco, Claudio X. Gonzalez, Andrea Jung, Kenneth G. Langone, Gertrude G. Michelson, Eugene F. Murphy, Sam Nunn, John D. Opie, Roger S. Penske, Frank H. T. Rhodes, Andrew C. Sigler, Douglas
    A. Warner III, and John F. Welch, Jr.

(4) The directors and managing directors of Patricof & Co. Ventures, Inc. are Alan Patricof-Director, Co-Chairman, Patricia Cloherty-Director, Co-Chairman, Ronald Cohen-Director, Maurice Tchenio-Director, Robert Chefitz-Managing Director, Salem Shuchman-Managing Director, David Landau-Managing Director, Thomas Hirschfeld-Managing Director, George Jenkins-Managing Director, Greg Case-Managing Director, Paul Vais-Managing Director, George Phipps-Managing Director, and Janet Effland-Managing Director. The share amount is comprised of:

    (A) 1,600,315 shares of Common Stock held by The P/A Fund, L.P.; Fostin Capital Partners II, L.P. and APA Pennsylvania Partners II, L.P. (a Patricof affiliate) are the general partners of The P/A Fund, L.P. The address of the P/A Fund, L.P. is 455 South Gulph Road, Suite 410, King of Prussia, PA 19406.

    (B) 3,060,645 shares of Common Stock held by APA Excelsior IV, L.P.; Patricof & Co. Managers, Inc. is the general partner of APA Excelsior IV Partners, which is the general partner of APA Excelsior IV, L.P. The address of APA Excelsior IV, L.P. is 445 Park Avenue, New York, NY 10022.

    (C) 540,115 shares of Common Stock held by APA Excelsior IV/Offshore, L.P.; Patricof & Co. Managers, Inc. is the general partner of APA Excelsior IV Partners, which is the general partner of APA Excelsior IV/Offshore, L.P. The address of APA Excelsior IV/Offshore, L.P. is c/o Patricof & Co. Ventures, Inc. 445 Park Avenue, New York, NY 10022.

    (D) 58,551 shares of Common Stock held by Patricof Private Investment Club, L.P.; Patricof & Co. Managers, Inc. is the general partner of APA Excelsior IV Partners, which is the general partner of Patricof Private Investment Club, L.P. The address of Patricof Private Investment Club, L.P. is 445 Park Avenue, New York, NY 10022.

(5) Fostin Capital Partners II, L.P. is a general partner of The P/A Fund, L.P. William C. Hulley and Joel P. Adams are general partners of Fostin Capital Partners II, L.P.

(6) Represents the total number of shares of Common Stock issuable upon exercise of stock options which are currently exercisable and which are exercisable within 60 days after December 31, 1999.

(7) Includes 10,716 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(8) Includes 96,020 shares of Common Stock issuable upon exercise of stock options which are currently exercisable and which are exercisable within 60 days after December 31, 1999.

(9) Includes 3,906 shares of Common Stock issuable upon exercise of stock options which are currently exercisable. Mr. Case is a Vice President of Patricof & Co. Managers, Inc., the general partner of each of APA Excelsior IV, L.P., APA Excelsior IV/Offshore, L.P. and Patricof Private Investment Club, L.P. Mr. Case is a Managing Director of Patricof & Co.
    Ventures, Inc., the investment advisor of APA Excelsior IV/Offshore, L.P. Mr. Case is a general partner of APA Pennsylvania Partners II, L.P., a general partner of The P/A Fund, L.P. Mr. Case shares voting and investment powers with respect to the shares owned by these funds.

(10) Includes 3,906 shares of Common Stock issuable upon exercise of currently exercisable stock options. Mr. Hulley is a general partner of Fostin Capital Partners II, L.P., which is a general partner of The P/A Fund, L.P.
    Mr. Hulley shares voting and investment powers with respect to the shares owned by The P/A Fund, L.P.

(11) Includes 3,125 shares of Common Stock issuable upon exercise of currently exercisable stock options. Mr. Simunovic is a Senior Vice President of the GE Capital Equity Capital Group, a wholly owned subsidiary of General Electric Capital Corporation, a subsidiary of General Electric Company.

(12) Includes 72,378 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(13) Includes 571,056 shares of Common Stock issuable upon the exercise of stock options which are currently exercisable and which are exercisable within 60 days after December 31, 1999.

                                   DIRECTORS

COMPENSATION OF DIRECTORS

    On June 10, 1999, the Board adopted the Directors' Compensation Plan and reserved 156,250 shares of Common Stock to be used in connection with the plan. The plan provides that non-employee directors will receive options at the intervals and for the number of shares of Common Stock as follows:

    - 6,250 shares upon the initial election to the Board;

    - 3,125 shares upon the anniversary date each year after their election, provided there is continuous service;

    - 781 shares upon appointment to serve on the Compensation, Audit or other duly constituted committee of the Board, plus an additional 781 shares on each anniversary date of their appointment, provided there is continuous service on the committee; and

    - 3,125 shares upon appointment to serve as the chairperson of the Board.

    The options will be fully vested upon issuance. In addition to these option grants, non-employee directors shall be entitled to compensation as follows:

    - $4,000 for in-person board meetings, of which four are anticipated each year;

    - $1,000 for telephone board meetings, of which six are anticipated each year; and

    - $500 for Audit and Compensation Committee meetings, if held independently of an in-person board meeting.

    In addition, reasonable travel and related expenses shall be paid to non-employee directors for attending board meetings or while on Company approved business.

    The Company entered into a consulting agreement with Andrew Filipowski in May 1999 under which Mr. Filipowski will provide strategic and general business consulting services to the Company from that date until May 2001. In consideration of these consulting services, the Company granted to Mr. Filipowski a fully vested option to purchase 21,875 shares of Common Stock at an exercise price of $4.13 per share.

    The Company entered into an employment agreement with Mel Baiada in April 1997 which was modified in January 1999 and which expired without being renewed on June 30, 1999. This agreement imposes a one year period after termination in which Mr. Baiada may not compete against the Company. This agreement also provides that Mr. Baiada will retain a position on the Board until the later of:

    - the date that his ownership interest in the Company's outstanding Common Stock, assuming conversion of all outstanding convertible securities, drops below 10%; and

    - June 30, 2000.

For the twelve months commencing on July 1, 1999, Mr. Baiada will receive $150,000 plus customary benefits as severance under his agreement.

                               EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    The table below summarizes the compensation paid to or earned by Bluestone's Chief Executive Officer and five other executive officers whose salary and bonus for services rendered in all capacities to Bluestone for the fiscal year ended December 31, 1999 exceeded $100,000. The Company will use the term "Named Executive Officers" to refer collectively to these individuals hereafter in this Proxy. The table does not include cash and option amounts attributable to bonuses relating to the Company's 1999 fourth quarter and annual results. Such amounts will be determined in February 2000 and are based upon certain pre-determined revenue and loss goals.

    Other annual compensation represents commissions paid to Mr. Kilroy and Mr. Krivickas. Other annual compensation for Mr. Huke represents amounts paid for relocation expenses during 1999. Other annual compensation for Mr. Ballezzi represents amounts paid for severance during 1999. All other compensation includes amounts paid by the Company with respect to life insurance premiums for the benefit of the Named Executive Officers and the Company's contributions to the 401(k) accounts of these officers as follows:

    - Mr. Kilroy, $285 for life insurance premiums;

    - Mr. Bickel, $600 in 401(k) contributions and $186 for life insurance premiums; and

    - Mr. Capobianco, $228 for life insurance premiums;

    - Mr. Huke, $600 in 401(k) contributions and $160 for life insurance premiums;

    - Mr. Krivickas, $600 in 401(k) contributions and $100 for life insurance premiums;

    - Mr. Ballezzi, $600 in 401(k) contributions.

                                                                                                      LONG-TERM
                                                                                                    COMPENSATION
                                                                                                       AWARDS
                                                                ANNUAL COMPENSATION                 -------------
                                                   ----------------------------------------------    SECURITIES
                                                                                    OTHER ANNUAL     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                          YEAR      SALARY     BONUS     COMPENSATION     OPTIONS(#)     COMPENSATION
---------------------------                        --------   --------   --------   -------------   -------------   -------------
P. Kevin Kilroy..................................    1999     $225,095   $31,925      $153,983         782,936          $285
  President and Chief                                1998      148,077     9,140        83,509         146,257           260
  Executive Officer(1)

Robert W. Bickel.................................    1999      178,919    48,825            --          81,173           786
  Senior Vice President,                             1998      155,330    19,554            --          56,778           796
  Products

John H. Capobianco...............................    1999      219,231    89,506            --         104,410           228
  Senior Vice President                              1998      170,077    74,294            --         142,716           218
  Marketing

S. Craig Huke....................................    1999      111,450    35,000        65,500          87,216           760
  Senior Vice President                              1998           --        --            --              --            --
  and Chief Financial
  Officer (2)

Joseph K. Krivickas..............................    1999      113,750    59,168       108,656         172,587           700
  Senior Vice President,                             1998           --        --            --              --            --
  Worldwide Sales (3)

Enrico J. Ballezzi Chief.........................    1999      114,600    22,176        42,000          28,502           600
  Financial Officer (4)                              1998      123,557    19,992            --          40,108           600

------------------------------

(1) During 1998, Mr. Kilroy served as our Senior Vice President, Worldwide Sales. He became President in January 1999.

(2) Mr. Huke became Senior Vice President and Chief Financial Officer on April 15, 1999.

(3) Mr. Krivickas became Senior Vice President, Worldwide Sales on May 15, 1999.

(4) Mr. Ballezzi served as the Company's Chief Financial Officer until
    April 15, 1999. Mr. Ballezzi resigned from his employment with the Company effective September 30, 1999.

STOCK OPTION GRANTS

    The following table summarizes the options granted to each of our Named Executive Officers during the fiscal year ended 1999. The potential realizable value set forth below is calculated based on the term of the option at the time of the grants (10 years).

                    OPTIONS GRANTED IN THE LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                   NUMBER OF                                                 ANNUAL RATES OF STOCK
                                   SECURITIES     % OF TOTAL                                PRICE APPRECIATION FOR
                                   UNDERLYING   OPTIONS GRANTED   EXERCISE                 OPTION TERM (10 YEARS)(2)
                                    OPTIONS     TO EMPLOYEES IN     PRICE     EXPIRATION   -------------------------
NAME                               GRANTED(1)     FISCAL YEAR     ($/SHARE)      DATE          5%            10%
----                               ----------   ---------------   ---------   ----------   -----------   -----------
P. Kevin Kilroy..................   291,244           16%            3.07       1/25/09    $1,456,426    $2,319,115
                                    428,418           24%            8.70       4/24/09     6,071,276     9,667,492
                                     21,055            1%            8.70       3/31/09       298,378       475,118
                                     20,344            1%            9.92       6/30/09       328,731       523,450
                                     21,875            1%           23.13       9/30/09       823,992     1,312,069

Robert W. Bickel.................    60,123            3%            3.07       1/25/09       300,657       478,747
                                      6,820            *             8.70       3/31/09        96,649       153,897
                                      6,857            *             9.92       6/30/09       110,800       176,430
                                      7,373            *            23.13       9/30/09       277,728       442,235

John H. Capobianco...............    81,691            5%            3.07       1/25/09       408,513       650,488
                                      7,560            *             8.70       3/31/09       107,136       170,596
                                      7,305            *             9.92       6/30/09       118,039       187,957
                                      7,854            *            23.13       9/30/09       295,846       471,085

S. Craig Huke....................    76,500            4%            3.07       4/15/09       382,554       609,153
                                      5,358            *             9.92       6/30/09        86,578       137,861
                                      5,358            *            23.13       9/30/09       201,826       321,374

Joseph Krivickas.................   156,251            9%            3.07       5/10/09       781,365     1,244,194
                                      8,168            *             9.92       6/30/09       131,984       210,162
                                      8,168            *            23.13       9/30/09       307,674       489,919

Enrico Ballezzi..................    28,502            2%            3.07       1/25/09       142,530       226,955

------------------------

*   Represents less than 1%.

(1) The securities underlying the options are shares of Common Stock.

(2) "Potential Realizable Value" of each grant is calculated assuming that the market price of the underlying security appreciates at annualized rates of 5% and 10% over the ten-year term of the option. The result of these calculations are based on rates set forth by the Securities and Exchange Commission and are not necessarily intended to forecast possible future appreciation of the price of the Company's Common Stock. This table does not take into account actual appreciation in the price of the Common Stock to date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table shows option exercises by the Named Executive Officers in 1999 and year-end amounts of shares of Common Stock underlying outstanding options.

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT               IN THE MONEY OPTIONS
                                 SHARES                        DECEMBER 31, 1999         AT DECEMBER 31, 1999 (1)
                               ACQUIRED ON     VALUE      ---------------------------   ---------------------------
                                EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                               -----------   ----------   -----------   -------------   -----------   -------------
P. Kevin Kilroy..............     70,000     $  848,069     209,751        649,444      $22,177,725    $70,922,175
Robert W. Bickel.............         --             --     179,038         52,665       19,864,814      5,914,247
John H. Capobianco...........     38,899      1,553,240      39,920        168,307        4,218,092     18,896,962
S. Craig Huke................         --             --      10,716         76,500        1,055,258      8,562,645
Joseph Krivickas.............         --             --      16,336        156,251        1,608,688     17,489,174
Enrico Ballezzi..............     15,000        547,735      72,378             --        8,123,965             --

------------------------

(1) Based on the closing price per share of $115.00 on the Nasdaq National Market on December 31, 1999.

EMPLOYMENT AGREEMENTS

    The Company entered into an employment agreement with Robert W. Bickel in April 1997 which may be terminated by the Company or Mr. Bickel at any time, with or without cause. Under this agreement, in 1999 the Company paid
Mr. Bickel a base salary of $178,919 and a bonus of $48,825. Future increases to these amounts are at the discretion of the Board. This employment agreement calls for the payment of customary fringe benefits. Under this employment agreement, Mr. Bickel has agreed not to compete against the Company for a period of one year after the termination of his employment. In addition, as part of this employment agreement, the Company granted to Mr. Bickel an option to purchase 93,750 shares of Common Stock at an exercise price of $2.24 per share, the fair market value of the Common Stock on the date of grant. The option vests in 16 equal installments on a quarterly basis over a four-year period on the date of grant.

SEVERANCE AGREEMENTS

    Messrs. Kilroy, Bickel and Capobianco are parties to separate severance agreements with the Company which call for the following payments and benefits to be received upon the termination of their employment other than for cause:

    - 12 months of salary and benefits plus an additional month of salary and benefits for each year of service;

    - accrued vacation;

    - 6 months of outplacement services up to $12,000; and

    - 50% vesting on all outstanding unvested options and the extension of the exercise period on all vested options to five years.

    Messrs. Huke and Krivickas have similar severance agreements except that they will receive 6 (instead of 12) months of salary and benefits plus an additional month of salary and benefits for each year of service.

EMPLOYEE CONFIDENTIALITY AGREEMENTS

    The Company enters into agreements with all employees containing provisions regarding confidentiality and assignment of inventions.

                  PROPOSAL NO. 1--RATIFICATION AND APPROVAL OF
               1996 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

    On July 1, 1998, the Board adopted the Amended and Restated Bluestone Software, Inc. 1996 Incentive and Non-Qualified Stock Option Plan. The purpose of the option plan is to offer certain of the Company's employees, associates and directors options to acquire equity interests in Bluestone, thereby providing them with an opportunity to share in the potential capital appreciation of the Common Stock. The summary of the Company's option plan provided below is qualified in its entirety by the provisions contained in the option plan, a copy of which is attached to this Proxy Statement as Annex A. The Common Stock share amounts contained in the option plan have been adjusted to reflect a 1 for 3.2 reverse split of the Common Stock effective on September 23, 1999. On December 29, 1999, the Board adopted, subject to stockholder approval, an amendment to the Company's option plan that would increase the number of shares of Common Stock available for issuance under the option plan from 3,290,328 shares to 6,750,000 shares. See Proposal No. 2.

162(M) IMPLICATIONS

    A public company is generally not entitled to deduct compensation in excess of $1,000,000 paid to its chief executive officer and four other most highly compensated officers for whom disclosure is required to be reported in certain SEC filings. However, conditioned upon stockholder approval and certain other requirements, there is an exception under Section 162(m) of the Internal Revenue Code, and its regulations, permitting a deduction for performance-based compensation arrangements. Stock options generally are considered to be performance-based compensation because the amount of compensation is tied to an increase in the issuing company's stock price.

    The Company's option plan is a performance-based compensation arrangement that meets the stockholder approval requirement, and certain other requirements, entitling the Company to deduct performance-based compensation in excess of $1,000,000 for each executive officer described above, under Section 162(m) of the Internal Revenue Code. It is possible, depending on the price of the Common Stock, that a gain on stock options could cause an individual's taxable compensation to exceed $1,000,000.

    The Company is required under Section 162(m) to seek re-approval of the option plan within approximately three years following its initial public offering. Accordingly, the Company is seeking stockholder approval of the option plan at this time in order to retain the favorable tax treatment to which the Company is already entitled by virtue of prior stockholder approval. The option plan will remain in effect even if it is not ratified under this proposal.

DESCRIPTION OF THE OPTION PLAN

    The option plan presently provides for the award of up to 3,290,328 shares of Common Stock to the Company's employees, directors, consultants and other individuals who perform services for the Company. Of these shares, 2,996,940 shares of Common Stock have been utilized for stock options already granted under the option plan. As of December 31, 1999, the Company had 190 employees, 5 consultants and 7 directors, all of whom were eligible to participate in the option plan. If the Company's stockholders approve the amendment to the option plan described in this proposal, the option plan will be amended to provide for the award of up to 6,750,000 shares of Common Stock.

    The option plan is administered by the Board or a committee of at least two persons appointed by the Board. The option plan permits the payment of the exercise price to be in the form of cash, check, cashless exercise and such other consideration and method of payment as the administrator of the option plan may, from time to time, determine.

    Until the option plan terminates, any unpurchased shares of Common Stock underlying all options that expire, are terminated or become unexercisable for any reason, are returned to the option plan and become available for future grants. The number of shares of Common Stock underlying an option, the total number of shares of Common Stock authorized under the option plan but for which no options have been granted, and the exercise price per share of the Common Stock underlying all outstanding options are proportionately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from stock splits, reverse stock splits, stock dividends, reclassifications and recapitalizations.

    The option plan provides for the grant of either incentive stock options or non-qualified stock options, except that consultants and directors of Bluestone who are not also employees are not entitled to receive incentive stock options under the option plan. Exercise prices for incentive stock options may not be less than the fair market value per share of Common Stock on the date of grant, or 110% of the fair market value in the case of incentive stock options granted to any person who owns the Company's stock possessing 10% or more of the total voting power of all of the Company's capital stock. Exercise prices for nonqualified stock options may be less than the fair market value per share, but must be at least $0.01 per share. Unless there is an established market for the Common Stock, the Board, at its discretion, determines the fair market value of a share of Common Stock. Unless otherwise specified by the terms of an option agreement, options granted under the option plan vest at a rate of 25% of the shares underlying the option per year during the consecutive 4 year period beginning on the date of grant and expire 10 years after the date of grant, or 5 years after the date of grant with respect to incentive stock options granted to any person who owns the Company's stock possessing 10% or more of the total voting power of all of its capital stock. In July 1998, the Board authorized the Company to grant options to employees with a vesting period that commences on the later of:

    - the first anniversary of their date of hire; or

    - March 1, 1996 (the inception date of the option plan).

Generally, all employee stock option grants made after July 1998 contain this modified vesting arrangement.

    The number of shares of Common Stock covered by incentive stock options granted to any optionee is limited so that the total fair market value of stock, determined as of the date of grant, with respect to which incentive stock options are exercisable for the first time by such optionee in any calendar year does not exceed $100,000. Any options in excess of such limits would be treated as nonqualified stock options.

    In the event of a sale of Bluestone, as defined in the option plan, 50% of all options that have not vested as of the date of the sale become immediately vested and exercisable. All remaining options vest in accordance with the vesting schedule set forth in the applicable option agreement. In the event of a change in control of Bluestone, as defined in the option plan, the Board has the right, in its sole discretion, to accelerate the vesting of all options that have not vested as of the date of the change in control or establish an earlier date for the expiration of the exercise of an option or both. In addition, in the event of a change in control of Bluestone, the Board may, in its sole discretion, subject to and conditioned upon a sale of Bluestone, arrange for the successor entity to assume all of the rights and obligations under the option plan. Alternatively, the Board may, in its sole discretion, terminate the option plan and:

    - with respect to those options that are vested as of the date of the sale of Bluestone, pay an amount equal to the amount over which the fair market value of a share of Common Stock, exceeds the underlying exercise price for those options;

    - arrange for the exchange of all options for options to purchase common stock in the successor entity; or

    - distribute to each optionee other property in an amount equal to and in the same form as the optionee would have received from the successor entity if the optionee had owned the shares of Common Stock underlying options that were vested as of the date of the sale of Bluestone rather than the option at the time of the sale of Bluestone. In this instance, the fair market value will be determined as of the termination date of the option plan. The form of payment or distribution to the optionee is to be determined by the Board, in its sole discretion.

    The granting of awards under the option plan is discretionary, as more fully described below, and the number of individuals receiving awards varies from year to year depending upon factors such as the number of promotions and the Company's hiring needs during the year. The Company cannot now determine the number of shares of Common Stock to be awarded in the future to any particular person or group. From the initial adoption of the option plan through December 31, 1999: options to purchase an aggregate of 929,195 shares thereunder had been granted to P. Kevin Kilroy, President and Chief Executive Officer of the Company; options to purchase an aggregate of 231,703 shares thereunder had been granted to Robert W. Bickel, Senior Vice President, Products; options to purchase an aggregate of 247,126 shares thereunder had been granted to John H. Capobianco, Senior Vice President, Marketing; options to purchase an aggregate of 87,216 shares thereunder had been granted to S. Craig Huke, Senior Vice President and Chief Financial Officer; options to purchase an aggregate of 172,587 shares thereunder had been granted to Joseph K. Krivickas, Senior Vice President, Worldwide Sales; options to purchase an aggregate of 99,860 shares thereunder had been granted to Enrico Ballezzi, the Company's former Chief Financial Officer; options to purchase an aggregate of 1,667,827 shares thereunder had been granted to all current executive officers of the Company as a group; options to purchase an aggregate of 34,375 shares thereunder had been granted to all current directors who are not executive officers of the Company as a group; and options to purchase an aggregate of 1,294,738 shares thereunder had been granted to all employees of the Company who are not executive officers. On December 31, 1999, the last reported sales price of the Company's Common Stock on the Nasdaq National Market was $115.00 per share.

FEDERAL INCOME TAX MATTERS

    The rules governing the tax treatment of awards under the option plan are complex. Therefore, the description of the federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

    NON-QUALIFIED STOCK OPTIONS. In general, a participant will not recognize income on the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option, unless the shares received are shares of restricted stock, in which case, unless the exercising participant elects to recognize such income, the income recognition is deferred until the restrictions lapse or the restricted stock becomes transferable. The Company will generally be entitled to a compensation deduction in the same amount and at the same time as the participant recognizes ordinary income, and will comply with applicable withholding requirements with respect to such compensation. There are no tax consequences to a participant or to the Company if a non-qualified stock option lapses before it is exercised or forfeited.

    INCENTIVE STOCK OPTIONS. In general, a participant will not recognize income on the grant or exercise of an incentive stock option. Upon exercise, the excess, if any, of the fair market value over the exercise price will be an item of adjustment for purposes of the participant's alternative minimum tax. If a participant holds shares acquired upon the exercise of an incentive stock option for more than two years after the date of grant and one year after the date of exercise, the participant will recognize, upon a subsequent sale of the shares, the excess, if any, of the sales proceeds over the exercise price as long-term capital gain. The Company will not be entitled to a deduction. If the participant disposes of the shares before the incentive stock option holding periods referred to immediately above lapse, the participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of a share on the date the option is exercised, or the amount of gain recognized on the sale, if less. The amount recognized as ordinary income is added to the participant's basis in the shares. The Company will be entitled to a deduction equal to the amount of any ordinary income so recognized. The participant will recognize as capital gain an amount equal to the difference between the sales proceeds and the participant's basis in the shares. If the shares are not held for the incentive stock option holding periods and the amount realized upon sale is less than the exercise price, such difference will be a capital loss to the participant. There are no tax consequences to a participant or to the Company if an incentive stock option lapses before it is exercised or forfeited.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                              "FOR" PROPOSAL NO. 1

                    PROPOSAL 2--APPROVAL OF AN AMENDMENT TO
             THE 1996 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

    As of December 31, 1999, the Company had granted options to purchase 2,996,940 shares, or 91.1%, of the 3,290,328 shares of Common Stock currently reserved for issuance under the option plan. On December 29, 1999, the Board adopted, subject to stockholder approval at this Special Meeting, an amendment to the option plan which increases the total number of shares of Common Stock authorized for issuance under the option plan by 3,459,672 from 3,290,328 to 6,750,000 shares.

    In unanimously recommending the approval of this increase to the full Board, the Compensation Committee of the Board reviewed its projected impact on the Company and its stockholders. Among other things, the Compensation Committee considered the following:

    - additional option shares will be needed for the retention of present employees and the future recruitment of suitable management and technical talent; and

    - greater reliance on options may lessen the need to make cash bonus payments in future years, thus conserving cash for reinvestment in Bluestone.

    The Company believes that its growth and long-term success depend in large part upon attracting, retaining and motivating key personnel, and that such retention and motivation can be achieved in part through the grant of stock options. The Company also believes that stock options will play an important role in the Company's success by encouraging and enabling the directors, officers and other employees of Bluestone--upon whose judgement, initiative and efforts the Company depends--to acquire a proprietary interest in Bluestone's long-term performance. The Company anticipates that providing these persons with a direct stake in Bluestone will ensure a closer identification of the interests of the participants in the plan with those of Bluestone, thereby stimulating the efforts of these participants to promote the Company's future success and strengthen their desire to remain with the Company. The Company believes that the proposed increase in the number of shares issuable under the option plan will help the Company accomplish these goals and will keep the Company's equity incentive compensation in line with that of other companies comparable to the Company.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                              "FOR" PROPOSAL NO. 2

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Any stockholder proposal intended to be presented at the Company's 2000 annual meeting of stockholders must be received by the Company at its office in Philadelphia, Pennsylvania on or before February 1, 2000 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting.

    If a stockholder of the Company wishes to present a proposal before the 2000 annual meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Company at the address noted above. The Company's bylaws require that such notice be received no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. With respect to the Company's 2000 annual meeting of stockholders, if the Company is not provided notice of a stockholder proposal which the stockholder has not previously sought to include in our proxy statement under Rule 14a-8 by February 1, 2000, the proxies will be allowed to use their discretionary authority to vote on any such proposals.

                                 OTHER MATTERS

    The Board does not intend to bring any matters before the Special Meeting, other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Special Meeting. If any other matters come before the Special Meeting, the persons named in the enclosed Proxy will vote the Proxy with respect thereto, in accordance with their best judgment, pursuant to the discretionary authority granted by the Proxy.

EXPENSES OF SOLICITATION

    The cost of preparing, assembling, mailing and soliciting the Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by regular employees of the Company, either personally or by telephone. The Company does not expect to pay any compensation for the solicitation of Proxies, but may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending Proxy materials to beneficial owners and obtaining Proxies from such owners.

    All properly executed Proxies delivered pursuant to this solicitation and not revoked will be voted at the Special Meeting in accordance with the directions given. With respect to the items to be voted upon, stockholders may vote in favor of the item or against the item or may abstain from voting. Stockholders should specify their choices on the enclosed Proxy. If no specific instructions are given with respect to the matters to be acted upon, and the Proxy is returned properly executed, then the shares represented by the Proxy will be voted FOR: (1) the proposal to ratify and approve the Bluestone Software, Inc. 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan and (2) the proposal to approve an amendment to such plan increasing the number of shares of Common Stock available for awards under the plan.

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES.

                                          BLUESTONE SOFTWARE, INC.

                                                                         ANNEX A

                            BLUESTONE SOFTWARE, INC.
                        1996 INCENTIVE AND NON-QUALIFIED
                               STOCK OPTION PLAN
               AS AMENDED AND RESTATED EFFECTIVE AUGUST 20, 1999*

* COMMON STOCK SHARE AMOUNTS CONTAINED HEREIN HAVE BEEN ADJUSTED TO REFLECT THE 1 FOR 3.2 REVERSE SPLIT OF THE COMMON STOCK EFFECTIVE SEPTEMBER 23, 1999.

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                           --------
Section 1.   NAME AND PURPOSES...........................................    A-1
Section 2.   DEFINITIONS.................................................    A-1
Section 3.   ADMINISTRATION..............................................    A-4
Section 4.   ELIGIBILITY.................................................    A-5
Section 5.   STOCK SUBJECT TO THE PLAN...................................    A-5
Section 6.   TERMS AND CONDITIONS OF OPTIONS.............................    A-6
Section 7.   FAIR MARKET VALUE OF COMMON STOCK...........................    A-8
Section 8.   ADJUSTMENTS.................................................    A-9
Section 9.   RIGHTS AS A STOCKHOLDER.....................................    A-9
Section 10.  FORFEITURE..................................................    A-9
Section 11.  TIME OF GRANTING OPTIONS....................................    A-9
Section 12.  MODIFICATION, EXTENSION, RENEWAL OF OPTION..................   A-10
Section 13.  TRANSFERABILITY.............................................   A-10
Section 14.  POWER OF BOARD IF CHANGE OF CONTROL.........................   A-10
Section 15.  AMENDMENT OR TERMINATION OF THE PLAN........................   A-10
Section 16.  APPLICATION OF FUNDS........................................   A-10
Section 17.  NO OBLIGATION TO EXERCISE OPTION............................   A-11
Section 18.  APPROVAL OF STOCKHOLDERS....................................   A-11
Section 19.  CONDITIONS UPON ISSUANCE OF SHARES..........................   A-11
Section 20.  RESERVATION OF SHARES.......................................   A-11
Section 21.  OTHER AGREEMENTS............................................   A-11
Section 22.  TAXES, FEES, EXPENSES AND WITHHOLDING.......................   A-12
Section 23.  NOTICES.....................................................   A-12
Section 24.  NO ENLARGEMENT OF RIGHTS....................................   A-12
Section 25.  INFORMATION TO OPTIONEES....................................   A-13
Section 26.  AVAILABILITY OF PLAN........................................   A-13
Section 27.  INVALID PROVISIONS..........................................   A-13
Section 28.  APPLICABLE LAW..............................................   A-13
Section 29.  BOARD ACTION................................................   A-13
Section 30.  MISCELLANEOUS...............................................   A-13

                            BLUESTONE SOFTWARE, INC.
                        1996 INCENTIVE AND NON-QUALIFIED
                               STOCK OPTION PLAN

    Section 1.  NAME AND PURPOSES OF THE PLAN.

    (a) NAME. The Plan will be known as the Bluestone Software, Inc. 1996 Incentive and Non-Qualified Stock Option Plan. The Plan was formerly known as the Bluestone Consulting, Inc. 1996 Incentive and Non-Qualified Stock Option Plan, but pursuant to a corporate transaction in which Bluestone
Consulting, Inc., a New Jersey corporation, merged into Bluestone
Software, Inc., a Delaware corporation, Bluestone Software, Inc. became the successor sponsor of the Plan.

    (b) PURPOSES. The purpose of the Plan is to provide key Employees and Consultants with an opportunity to share in the capital appreciation of the Common Stock of the Company. The Options granted pursuant to the Plan are intended to constitute either Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator of the Plan at the time of grant.

    Section 2. DEFINITIONS. As used herein, the following definitions shall apply:

    (a) "ADMINISTRATOR" shall be the Board or a Committee appointed by the Board pursuant to Section 3 of the Plan, which shall administer the Plan.

    (b) "AFFILIATE" shall mean, whether now or hereafter existing, a person or entity that directly, or indirectly controls or is controlled by, or is under common control with, the Company, except that when used in connection with an Incentive Stock Option, "Affiliate" shall mean a Subsidiary.

    (c) "BCI" shall mean Bluestone Consulting, Inc., a Delaware corporation, that was spun off from the Company on April 17, 1997.

    (d) "BOARD" shall mean the Board of Directors of the Company, as constituted from time to time.

    (e) "CHANGE OF CONTROL" shall mean the happening of an event (excluding a Public Offering) that shall be deemed to have occurred upon the earliest to occur of the following events:

       (i) the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;

       (ii) the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company, or

       (iii) the date the stockholders of the Company (or the Board, if stockholder action is not required) and the stockholders of the other constituent corporations (or their respective boards of directors, if and to the extent that stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into another corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's voting capital stock immediately prior to the merger or consolidation will have at least fifty percent (50%) of the ownership of voting capital stock of the surviving corporation immediately after the merger or consolidation (on a fully diluted basis), which voting capital stock is to be held in the same proportion (on a fully diluted basis) as such holders' ownership of voting capital stock of the Company immediately before the merger or consolidation, or

       (iv) the date any entity, person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than
           (A) the Company, (B) any of its Subsidiaries, (C) any of the holders of the capital stock of the Company, as determined on the date that this Plan is adopted by the Board, (D) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (E) any Affiliate of any of the foregoing, shall have acquired beneficial ownership of, or shall have acquired voting control over more than fifty percent (50%) of the outstanding shares of the Company's voting capital stock (on a fully diluted basis), unless the transaction pursuant to which such person, entity or group acquired such beneficial ownership or control resulted from the original issuance by the Company of shares of its voting capital stock and was approved by at least a majority of directors who shall have been members of the Board for at least twelve (12) months prior to the date of such approval, or

       (v) the first day after the date of this Plan when directors are elected such that there shall have been a change in the composition of the Board such that a majority of the Board shall have been members of the Board for less than twelve (12) months, unless the nomination for election of each new director who was not a director at the beginning of such twelve (12) month period was approved by a vote of at least sixty percent (60%) of the directors then still in office who were directors at the beginning of such period, or

       (vi) the date upon which the Board determines (in its sole discretion) that based on then current available information, the events described in clause (iv) are reasonably likely to occur.

    (f) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

    (g) "COMMITTEE" shall mean the Committee appointed by the Board in accordance with Section 3(a) of the Plan, if one is appointed, in which event the Committee shall possess the power and authority of the Board with respect to the Plan as set forth in Section 3(b) of the Plan.

    (h) "COMMON STOCK" shall mean the common stock of the Company, $.001 par value per share.

    (i) "COMPANY" shall mean BLUESTONE SOFTWARE, INC., a Delaware corporation, formerly known as Bluestone Consulting, Inc., a New Jersey corporation, and any successor in interest that agrees to assume and maintain the Plan.

    (j) "CONSULTANT" shall mean (i) any person associated with the Company who is engaged by the Company to render services and is compensated by the Company for such services, including but not limited to, an advisor or independent contractor; (ii) any director of the Company whether or not compensated for such services in his capacity as a director; and (iii) solely for purposes of the Plan, any person employed by BCI or any other company so designated by the Board.

    (k) "DISABILITY" or "DISABLED" with respect to an Optionee shall mean
(i) when the Optionee is determined to be disabled within the meaning of any long-term disability policy or program sponsored by the Company or BCI covering the Optionee, as in effect as of the date of such determination, or (ii) if no such policy or program shall be in effect, when the Optionee is unable to engage in any substantial gainful activity by reason of a physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether an Optionee is Disabled pursuant to subparagraph
(ii) shall be determined by the Board of Directors, whose determination shall be conclusive; provided that, (iii) if an Optionee is bound by the terms of an employment agreement between the Optionee and the Company or Optionee and BCI, whether the Optionee is "Disabled" for purposes of the Plan shall be determined in accordance with the procedures set forth in said employment agreement, if such procedures are therein provided; and (iv) an Optionee bound by such an employment agreement shall not be determined to be Disabled under the Plan any earlier than he or she would be determined to be disabled under his or her employment agreement.

    (l) "EMPLOYEE" shall mean any person, including but not limited to, officers and directors, employed by the Company or any Subsidiary of the Company. The payment of directors' fees by the Company shall not be sufficient to constitute "employment" by the Company.

    (m) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    (n) "FAIR MARKET VALUE" shall mean, as of any date, the fair market value of a share of Common Stock as determined pursuant to Section 7 hereof.

    (o) "INCENTIVE STOCK OPTION" shall mean any Option that is intended to be and is designated as an Incentive Stock Option within the meaning of
Section 422 of the Code.

    (p) "NON-EMPLOYEE DIRECTOR" shall have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Administrator may, in its sole discretion, determine from time to time whether the rules and regulations under
Section 162(m) of the Code shall apply for purposes of determining which individuals are "Non-Employee Directors."

    (q) "NON-QUALIFIED STOCK OPTION" shall mean any Option that is not intended to qualify as an Incentive Stock Option.

    (r) "OPTION" shall mean an Incentive Stock Option or a Non-Qualified Stock Option as the case may be, granted pursuant to the Plan.

    (s) "OPTION AGREEMENT" shall mean the written agreement by and between the Company and an Optionee under which Optionee may purchase the Shares pursuant to the exercise of an Option.

    (t) "OPTIONEE" shall mean an Employee or Consultant to whom an Option is granted.

    (u) "PLAN" shall mean this Bluestone Software, Inc. 1996 Incentive and Non-Qualified Stock Option Plan, as amended from time to time.

    (v) "PUBLIC OFFERING" shall mean the consummation of a firm commitment underwritten public offering of equity securities of the Company registered under the Securities Act.

    (w) "SALE OF THE COMPANY" shall mean the earliest of: (i) the closing of a sale, transfer or other disposition of all or substantially all of the shares of the capital stock then outstanding of the Company (except if such transferee is then an Affiliate); (ii) the closing of a sale, transfer or other disposition of all or substantially all of the assets of the Company (except if such transferee is then an Affiliate); or (iii) the merger or consolidation of the Company with or into another corporation (except an Affiliate), other than a merger or consolidation of the Company in which the holders of shares of the Company's voting capital stock outstanding immediately before such merger or consolidation hold greater than fifty percent (50%) of the surviving entity's voting capital stock after such consolidation or merger.

    (x) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

    (y) "SECURITIES BROKER" means a registered securities broker acceptable to the Board who agrees to effect the cashless exercise of an Option.

    (z) "SHARE" or "SHARES" shall mean a share or shares of Common Stock, as adjusted in accordance with Section 8 of the Plan, that is allocated to the Plan.

    (aa) "STOCK PURCHASE AND RESTRICTION AGREEMENT" shall mean an agreement in such form or forms as the Board (subject to the terms and conditions of this Plan) may from time to time approve, which an Optionee shall be required to execute as a condition of purchasing Shares upon the exercise of an Option.

    (bb) "SUBSIDIARY" shall mean, whether now or hereafter existing, a subsidiary or parent corporation of the Company as such term is defined in Sections 424(e), (f) and (g) of the Code.

    (cc) "TRANSFER" or "TRANSFERRED" shall mean the transfer of employment or other engagement from the Company to BCI, or from BCI to the Company.

    Section 3.  ADMINISTRATION.

    (a) PROCEDURE. The Plan shall be administered by the Board or a Committee consisting of not less than two persons appointed by the Board (in either case, the "Administrator"). Members of the Board or the Committee who are eligible for Options or who have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of Options to such member.

    In the event the Company has a class of equity securities registered under
Section 12 of the Exchange Act, the Plan shall be administered either by the Board, or by a Committee, appointed in the same manner and subject to the same terms as provided in the preceding sentence of this subsection 3(a), provided that said Committee shall consist of not less than two (2) persons, each of whom is a Non-Employee Director.

    (b) COMMITTEE. If a Committee is appointed by the Board, then the Committee shall possess the power and authority of the Board in administering the Plan on behalf of the Board, subject to the terms and conditions as the Board may prescribe. Members of the Committee may or may not be members of the Board and shall serve for such period of time as the Board may determine. From time to time, the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

    (c) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan (and, in the case of the Committee, the specific duties delegated by the Board to such Committee), the Administrator shall have the authority, in its sole discretion:

        (i) to determine whether and to what extent Options are granted hereunder;

        (ii) to determine the Fair Market Value of the Common Stock based upon review of relevant information and in accordance with Section 7 of the Plan;

        (iii) to determine the exercise price of the Options in accordance with
    Section 6(b) of the Plan;

        (iv) to select the Optionees to whom Options may from time to time be granted;

        (v) to determine the number of Shares to be subject to each Option granted hereunder;

        (vi) to prescribe, amend and rescind rules and regulations relating to the Plan;

        (vii) to determine the terms and provisions of each Option granted under the Plan, each Option Agreement and each other agreement that in the sole discretion of the Administrator may be required (all of which agreements need not be identical with the terms of other Options, Option Agreements or other agreements);

        (viii) to determine the circumstances under which the vesting or exercise date of an Option will be accelerated;

        (ix) to interpret the Plan or any agreement entered into with respect to the grant or exercise of Options;

        (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board or to take such other actions as may be necessary or appropriate with respect to the Company's rights pursuant to Options or agreements relating to the granting or exercise thereof;

        (xi) to determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 6(c) hereof;

        (xii) to terminate the Plan in the event of a Change of Control;

        (xiii) to determine whether or not a Transfer has occurred; and

        (xiv) to make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan.

    (d) EFFECT OF THE ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator pursuant to the provisions of the Plan shall be final and binding on all Optionees and any other holders of Options.

    (e) LIMITATION OF LIABILITY. Notwithstanding anything herein to the contrary, no member of the Board or the Committee shall be liable for any good faith determination, act or failure to act in connection with the Plan or any Option awarded hereunder.

    Section 4.  ELIGIBILITY.

    (a) ELIGIBLE PERSONS. Options may be granted at any time and from time to time to any Employee or Consultant who shall be selected by the Administrator. Any grant of Options may include or exclude any Employee or Consultant as the Administrator shall determine in its sole discretion. Consultants who are not also Employees of the Company are eligible to be granted Non-Qualified Stock Options under the Plan but are not eligible to be granted Incentive Stock Options under the Plan.

    (b) VESTING OF OPTIONS. Subject to the provisions of Section 6 hereof and except to the extent the Board provides otherwise, each Option shall vest at a rate of twenty-five percent (25%) of the Shares subject to the Option per year (the total number of Shares so vested being the "Vested Amount") during the consecutive four (4) year period commencing on the date of grant. Options that are not vested may not be exercised.

    (c) EFFECT UPON ENGAGEMENT. The Plan will not confer upon any Optionee any right with respect to the continuation of any employment, consulting or any other relationship with the Company or BCI nor will it interfere in any way with such Optionee's right or the Company's or BCI's right to terminate that Optionee's employment, consulting or other relationship with the Company or BCI at any time, whether with or without cause.

    Section 5.  STOCK SUBJECT TO THE PLAN.

    (a) MAXIMUM NUMBER OF SHARES. Subject to the provisions of Section 8 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is Three Million Two Hundred Ninety Thousand Three Hundred Twenty-eight (3,290,328) Shares. The Shares may be authorized, but unissued or reacquired, Common Stock. Notwithstanding the foregoing, no individual shall receive, over the term of the Plan, awards for more than an aggregate of Three Million Two Hundred Ninety Thousand Three Hundred Twenty-eight (3,290,328) Shares authorized for grant under the Plan.

    (b) RETURN OF SHARES TO THE PLAN. If an Option expires, is terminated or become unexercisable for any reason without having been exercised in full, then the unpurchased Shares subject thereto shall, unless the Plan shall have been terminated, return to the Plan and become available for future grant under the Plan.

    Section 6.  TERMS AND CONDITIONS OF OPTIONS.

    Each Option granted under the Plan shall be authorized by the Board and shall be evidenced by an Option Agreement which shall state or incorporate by reference all other terms and conditions of the Plan including, without limitation, the following terms and conditions:

    (a) NUMBER OF SHARES. The Option Agreement shall state the number of Shares subject to the Option.

    (b) OPTION EXERCISE PRICE. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Incentive Stock Option shall be stated in the Option Agreement and shall be no less than the Fair Market Value per share of the Common Stock on the date such Option is granted, without regard to any restriction other than a restriction that by its terms will never lapse; provided, however, that any Incentive Stock Option granted under this Plan to an Employee who, at the time such Option is granted, owns more than ten percent (10%) of the current total combined voting power of all classes of the capital stock of the Company, shall have an exercise price per Share of not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date such Option is granted. The per Share exercise price for the Shares to be issued pursuant to the exercise of a Non-Qualified Stock Option shall be stated in the Option Agreement and shall be determined by the Administrator but shall be at least $.01 per Share.

    (c) CONSIDERATION. The consideration to be paid for the Shares to be issued upon the exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of: (i) cash;
(ii) check; (iii) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total Shares as to which the Option is exercised; (iv) to the extent permitted under the Exchange Act, the delivery of a properly executed exercise notice together with irrevocable instructions to a Securities Broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price; or (v) such other consideration and method of payment as the Administrator may from time to time determine. In making its determination as to the type of consideration to accept, the Administrator shall consider if the acceptance of such consideration may be reasonably expected to benefit the Company.

    (d) FORM OF OPTION. The Option Agreement shall state whether the Option granted thereunder is intended to be an Incentive Stock Option or a Non-Qualified Stock Option and shall, subject to the terms of the Option Agreement, constitute a binding determination as to the form of Option granted thereunder.

    (e)  EXERCISE OF AN OPTION.

        (i) Unless otherwise provided by the Board, any Option granted hereunder shall be exercisable, in whole or in part, in accordance with the vesting schedule set forth in Section 4(b) hereof and shall be exercisable at such times and under such further conditions as may be determined by the Board and as set forth in the Option Agreement.

        (ii) An Option may not be exercised for a fraction of a Share. In the event of a "cashless exercise" as permitted under Section 6(c) hereof, the Company shall issue shares for, the whole number of shares acquired through such cashless exercise and cash for the value of any fractional share.

        (iii) An Option may not be exercised after the date of expiration of its term as shall be set forth in the Option Agreement.

        (iv) An Option shall be deemed to be exercised when written notice of such exercise has been received by the Company at its principal executive office in accordance with the terms of the Option Agreement by the person entitled to exercise the Option, and full payment for the Shares with respect to which the Option is exercised has been received by the Company, accompanied by an executed Stock Purchase and Restriction Agreement and any other agreements required by the Administrator or the terms of the Plan and/or Option Agreement. An Optionee shall have no right to vote or receive dividends and shall have no other rights as a stockholder with respect to the Shares, notwithstanding the exercise of the Option, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares. No adjustment shall be made for a dividend or other right for which the record date is prior to the date a stock certificate with respect to the Shares is issued.

        (v) As soon as practicable after the proper exercise of an Option in accordance with the provisions of the Plan, the Company shall, without transfer or issue tax to the Optionee, deliver to the Optionee at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Optionee, a certificate or certificates representing the Shares for which the Option shall have been exercised. The time of issuance and delivery of the certificate(s) representing the Shares for which the Option shall have been exercised may be postponed by the Company for such period as may be required by the Company, with reasonable diligence, to comply with any applicable listing requirements of any national or regional securities exchange or any law or regulation applicable to the issuance or delivery of such Shares.

        (vi) The exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available both for purposes of the Plan and for sale under the Option by the number of Shares as to which the Option is exercised.

    (f)  TERMINATION OF OPTIONS.

        (i) TERMINATION IN GENERAL. Unless sooner terminated as provided in this Plan, each Option shall be exercisable for the period of time as shall be determined by the Administrator and set forth in the Option Agreement and shall be void and unexercisable thereafter.

        (ii) TERMINATION OF RELATIONSHIP WITH THE COMPANY. Unless sooner terminated as provided in this Plan, in the event of the termination of an Optionee's employment or consulting relationship with the Company (as the case may be), including termination of employment or consulting relationship with BCI, for any reason other than the death or Disability of the Optionee, such Optionee may, within three (3) months (or such other period of time as is determined by the Board) from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option up to the Vested Amount as of the date of termination provided that the Optionee was entitled to exercise the Option on the date of such termination; provided, however, that an Optionee who has Transferred shall not be considered to have terminated his relationship with the Company. To the extent the Optionee was not entitled to exercise the Option on the date of such termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option will terminate.

        (iii) DEATH OR DISABILITY. Unless sooner terminated as provided in this Plan, in the event of the death or Disability of an Optionee while employed or engaged by the Company (as the case may be), including termination of employment or service with BCI, due to death or Disability, Options held by such Optionee that are exercisable on the date of Disability or death shall be exercisable up to the Vested Amount as of the date of Disability or death for a period of twelve (12) months commencing on the date of the Optionee's Disability or death. Such Options may be exercisable by the Optionee or his or her legal guardian or representative or, in the case of death, by his or her executor(s) or administrator(s); provided, however, if such disabled Optionee shall commence any employment or engagement during such twelve (12) month period with or by a competitor of the Company (including, but not limited to, full or part-time employment or independent consulting work, but EXCLUDING any employment or engagement by
    BCI), as determined solely in the judgment of the Administrator, then all Options held by such Optionee that have not yet been exercised shall terminate immediately upon the commencement thereof.

        (iv) AGREEMENT TO TERMINATE. Options may be terminated at any time by agreement between the Company and the Optionee.

    (g)  OTHER PROVISIONS.

        (i) Notwithstanding any provision in this Plan or an Option Agreement to the contrary, no Option granted to any Optionee under this Plan shall be treated as an Incentive Stock Option to the extent that such Option would cause the aggregate Fair Market Value of all Shares with respect to which Incentive Stock Options are exercisable by such Optionee for the first time during any calendar year (determined as of the date of grant of each such Option) to exceed $100,000. For purposes of determining whether an Incentive Stock Option granted to an Optionee would cause the aggregate Fair Market Value to exceed the $100,000 limitation, such Incentive Stock Options shall be taken into account in the order granted. For purposes of this subsection, Incentive Stock Options granted to an Optionee shall include all incentive stock options under all plans of the Company that are incentive stock option plans within the meaning of Section 422 of the Code. Options may be exercised in any order elected by the Optionee, whether or not the Optionee holds any unexercised Options under this Plan or any other plan of the Company.

        (ii) Notwithstanding any other provision of this Plan or an Option Agreement to the contrary, no Option shall be (A) granted under this Plan after ten (10) years from the date on which this Plan is adopted by the Board, or (B) exercisable more than ten (10) years from the date of grant; provided that if an Incentive Stock Option shall be granted under this Plan to any Employee who, at the time of the grant of such Option, owns stock possessing more than ten percent (10%) of the total combined voting power for all classes of the Company's capital stock, the foregoing clause (B) shall be deemed modified by substituting the term "five (5) years" for the term "ten (10) years" that appears therein.

    Section 7.  FAIR MARKET VALUE OF COMMON STOCK.

    The Fair Market Value of a Share of Common Stock, as of any date, shall be determined as follows:

    (a) If the Shares of Common Stock are listed on a national or regional securities exchange or traded through NASDAQ/NMS, then the Fair Market Value of a share of Common Stock shall be the closing price for a share of Common Stock on the exchange or on NASDAQ/NMS, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable on the relevant valuation date, or if there is no trading on that date, on the next trading date.

    (b) If the Shares of Common Stock are traded in the over-the-counter market, then the Fair Market Value of a share of Common Stock shall be the mean of the bid and asked prices for a share of Common Stock on the relevant valuation date as reported in The WALL STREET JOURNAL or other source the Administrator deems reliable (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotations ("NASDAQ") System or the NASD OTC Bulletin Board), or if there is no trading on such date, on the next trading date.

    (c) In the absence of an established market for the Common Stock, the Fair Market Value of a share of Common Stock shall be determined by the Board in its sole discretion.

    Section 8.  ADJUSTMENTS.

    (a) ADJUSTMENTS. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares that have been authorized for issuance under the Plan but as to which no Options have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option, and the price per Share of the Common Stock covered by an Option will each be proportionately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from stock splits, reverse stock splits, stock dividends, reclassifications and recapitalizations. Such adjustment shall be made by the Board whose determination in that respect will be final, binding and conclusive. Except as provided herein, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock subject to an Option.

    (b) NO FRACTIONAL SHARES. No fractional Shares shall be issuable on account of any action aforesaid, and the aggregate number of Shares into which Shares then covered by the Option, when changed as the result of such action, shall be reduced to the number of whole Shares resulting from such action, unless the Board, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional Shares, which scrip certificates shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.

    Section 9.  RIGHTS AS A STOCKHOLDER.

    An Optionee shall have no rights as a stockholder of the Company and shall not have the right to vote nor receive dividends with respect to any Shares subject to an Option until such Option has been exercised and a stock certificate with respect to the Shares purchased upon such exercise of the Option has been issued to Optionee as set forth in Section 6(e)(iv) and
(v) hereof.

    Section 10.  FORFEITURE.

    Notwithstanding any other provision of this Plan, if an Optionee's employment or consulting relationship with the Company (as the case may be) is terminated by the Company or BCI and the Board makes a determination that the Optionee (i) has engaged in any type of disloyalty to the Company or BCI, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of Optionee's employment or consulting relationship, (ii) has been convicted of a felony or other crime involving a breach of trust or fiduciary duty owed to the Company or BCI, (iii) has made an unauthorized disclosure of trade secrets or confidential information of the Company or BCI, or (iv) has breached any confidentiality agreement or non-competition agreement with the Company or BCI in any material respect, then, at the election of the Board, all unexercised Options held by the Optionee (whether or not then exercisable) shall terminate. In the event of such an election by the Board, in addition to immediate termination of all unexercised Options, the Optionee shall forfeit all Shares for which the Company has not yet delivered stock certificates to the Optionee and the Company shall refund to the Optionee the exercise price paid to it upon exercise of the Option with respect to such Shares. Notwithstanding anything herein to the contrary, the Company may withhold delivery of stock certificates pending the resolution of any inquiry that could lead to a finding resulting in forfeiture.

    Section 11.  TIME OF GRANTING OPTIONS.

    The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination to grant the Option or such other date as is determined by the Administrator. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

    Section 12.  MODIFICATION, EXTENSION, RENEWAL OF OPTION.

    Subject to the terms and conditions of the Plan, the Board may modify, extend or renew an Option, or accept the surrender of an Option (to the extent not theretofore exercised); provided that no Incentive Stock Option may be modified, extended or renewed if such action would cause such Option to cease to be an "incentive stock option" within the meaning of Section 422 of the Code.

    Section 13.  TRANSFERABILITY.

    No Option may be sold, pledged, assigned, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, his or her Options shall be exercisable only by the Optionee, or, in the event of his or her legal incapacity or Disability, by the legal guardian or representative of the Optionee.

    Section 14.  POWER OF BOARD IF CHANGE OF CONTROL.

    Notwithstanding anything to the contrary set forth in this Plan, in the event of a Sale of the Company, fifty percent (50%) of all Options that have not vested as of the date of a Sale of the Company shall become immediately vested and exercisable. All remaining unvested Options shall vest in accordance with the vesting schedule set forth in the applicable Option Agreement. Notwithstanding the preceding, the Board shall have the right, in its sole discretion, to accelerate the vesting of all Options that have not vested as of the date of the Change of Control and/or to establish an earlier date for the expiration of the exercise of an Option (notwithstanding a later expiration of exercisability set forth in an Option Agreement). In addition, in the event of a Change of Control of the Company, the Board shall have the right, in its sole discretion, subject to and conditioned upon a Sale of the Company: (i) to arrange for the successor company (or other entity) to assume all of the rights and obligations of the Company under this Plan; or (ii) to terminate this Plan and (A) to pay to all Optionees cash with respect to those Options that are vested as of the date of the Sale of the Company in an amount equal to the difference between the Option Price and the Fair Market Value of a Share of Common Stock (determined as of the date the Plan is terminated) multiplied by the number of Options that are vested as of the date of the Sale of the Company which are held by the Optionee as of the date of the Sale of the Company, or
(B) to arrange for the exchange of all Options for options to purchase common stock in the successor corporation, or (C) to distribute to each Optionee other property in an amount equal to and in the same form as the Optionee would have received from the successor corporation if the Optionee had owned the Shares subject to Options that are vested as of the date of the Sale of the Company rather than the Option at the time of the Sale of the Company. The form of payment or distribution to the Optionee pursuant to this Section shall be determined by the Board in its sole discretion.

    Section 15.  AMENDMENT OR TERMINATION OF THE PLAN.

    Insofar as permitted by law and the Plan, the Board may at any time suspend, terminate, discontinue, alter or amend the Plan in any respect whatsoever; provided, however, that without prior approval of at least a majority of the stockholders entitled to vote thereon, no such revision or amendment may change the aggregate number of Shares for which Options may be granted hereunder, change the designation of the class of Optionees eligible to receive Options or decrease the price at which Options may be granted. Any other provision of this Section notwithstanding, the Board specifically is authorized to adopt any amendment to this Plan deemed by the Board to be necessary or advisable to assure that the Incentive Stock Options or the Non-Qualified Stock Options available under the Plan continue to be treated as such, respectively, under all applicable laws.

    Section 16.  APPLICATION OF FUNDS.

    The proceeds received by the Company from the sale of Shares pursuant to the exercise of Options shall be used for general corporate purposes.

    Section 17.  NO OBLIGATION TO EXERCISE OPTION.

    The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

    Section 18.  APPROVAL OF STOCKHOLDERS.

    This Plan shall become effective on the date that it is adopted by the Board; provided that it shall become limited to a non-qualified stock option plan if it is not approved by the stockholders of a majority of the Company's outstanding voting stock within one year (365 days) of its adoption by the Board. The Board may grant Options hereunder prior to approval of the Plan, or any material amendments thereto, by the holders of a majority of the Company's outstanding voting stock; provided that any and all Options so granted shall be converted into non-qualified stock options if the Plan, or a material amendment, is not approved by such stockholders within 365 days of its adoption or material amendment.

    Section 19.  CONDITIONS UPON ISSUANCE OF SHARES.

    (a) Options granted under the Plan are conditioned upon the Company obtaining any required permit or order from appropriate governmental agencies, authorizing the Company to issue such Options and Shares issuable upon the exercise thereof.

    (b) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    (c) As a condition to the exercise of an Option, the Board may require the person exercising such Option to execute an agreement with, and/or may require the person exercising such Option to make any representation and/or warranty to, the Company as may be, in the judgment of counsel to the Company, required under applicable law or regulation, including but not limited to, a representation and warranty that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is appropriate under any of the aforementioned relevant provisions of law.

    Section 20.  RESERVATION OF SHARES.

    (a) The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    (b) The Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorization in order to issue and sell such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction the requisite authorization(s) deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any Shares hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    Section 21.  OTHER AGREEMENTS.

    Options shall be evidenced by an Option Agreement in such form or forms as the Board (subject to the terms and conditions of this Plan) may from time to time approve, which Option Agreement shall evidence and reflect the terms and conditions of an Option as set forth in Section 6 hereof. Upon exercise of an Option, the Optionee shall execute and deliver to the Company a Stock Purchase and

Restriction Agreement in such form or forms as the Board shall approve from time to time. The Administrator may, from time to time, require such other agreements in connection with the Option as it, in its sole discretion, deems advisable. The Option Agreement and the Stock Purchase and Restriction Agreement and any other agreement required by the Plan or the Option Agreement, as determined by the Board, may contain such other provisions as the Board in its discretion deems advisable and that are not inconsistent with the provisions of this Plan, including, without limitation, restrictions upon or conditions precedent to the exercise of the Option.

    Section 22.  TAXES, FEES, EXPENSES AND WITHHOLDING.

    (a) The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the grant of an Option and/or the issue and transfer of Shares pursuant to the exercise thereof, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will, from time to time, use its best efforts to comply with all laws and regulations that, in the opinion of counsel for the Company, shall be applicable thereto.

    (b) The granting of Options hereunder and the issuance of Shares pursuant to the exercise thereof is conditioned upon the Company's reservation of the right to withhold in accordance with any applicable law, from any compensation or other amounts payable to the Optionee, any taxes required to be withheld under federal, state or local law as a result of the grant or exercise of such Option or the sale of the Shares issued upon exercise thereof. To the extent that compensation or other amounts, if any, payable to the Optionee is insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require the Optionee (or such other person entitled herein to exercise the Option), as a condition to the exercise of an Option, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make adequate provision for the Company's satisfaction of its withholding obligations under federal, state and local law.

    Section 23.  NOTICES.

    Any notice to be given to the Company pursuant to the provisions of this Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to an Optionee shall be delivered personally or addressed to the Optionee at the address given beneath the signature of the Optionee on his or her Option Agreement, or at such other address as such Optionee or his or her permitted transferee (upon the transfer of the Shares) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. It shall be the obligation of each Optionee and each permitted transferee holding Shares purchased upon exercise of an Option to provide the Secretary of the Company, by letter mailed as provided herein, with written notice of his or her direct mailing address.

    Section 24.  NO ENLARGEMENT OF RIGHTS.

    This Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Employee or Consultant, or to be consideration for or a condition of the employment or service of any Employee or Consultant as the case may be. Nothing contained in this Plan shall be deemed to give any Employee or Consultant the right to be retained in the employ or service of the Company or BCI, or to interfere with the right of the Company or BCI to discharge or retire any Employee or Consultant thereof at any time. No Employee or Consultant shall have any right to or interest in Options authorized hereunder prior to the grant thereof to such Employee or Consultant, and upon such grant such Employee or Consultant shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Certificate of Incorporation, as the same may be amended from time to time.

    Section 25.  INFORMATION TO OPTIONEES.

    The Company, upon request, shall provide without charge to each Optionee copies of such annual and periodic reports as are provided by the Company to its stockholders generally.

    Section 26.  AVAILABILITY OF PLAN.

    A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown to any eligible person making reasonable inquiry concerning it.

    Section 27.  INVALID PROVISIONS.

    In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

    Section 28.  APPLICABLE LAW.

    This Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

    Section 29.  BOARD ACTION.

    Notwithstanding anything to the contrary set forth in this Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with this Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, shall be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required pursuant to (a) the Company's Certificate of Incorporation (as the same may be amended and/or restated from time to time), (b) the Company's Bylaws (as the same may be amended and/or restated from time to time), and (c) any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

    Section 30.  MISCELLANEOUS.

    This Plan is intended to comply with the conditions and requirements for employee benefit plans under Rule 16b-3, as promulgated under Section 16 of the Exchange Act, such that Options granted pursuant to the Plan will be exempted from the provisions of Section 16(b) thereof. To the extent that any provision of the Plan would cause a conflict with such requirements, such provision shall be deemed null and void to the extent permitted by applicable law. This section shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Exchange Act.

                            BLUESTONE SOFTWARE, INC.
PROXY                                                                      PROXY
               SPECIAL MEETING OF STOCKHOLDERS--JANUARY 31, 2000
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BLUESTONE
                                 SOFTWARE, INC.

    The undersigned, having duly received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s)
Paul T. Porrini and S. Craig Huke, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them), for and in the name(s) of the undersigned, to attend the Special Meeting of Stockholders of Bluestone Software, Inc. to be held at the Radisson Hotel--Philadelphia Airport, 500 Stevens Drive, Philadelphia, Pennsylvania 19113, at 10:00 A.M. (local time), on Monday, January 31, 2000 and any adjourned sessions thereof, and to vote and act upon the matters set forth herein in respect of shares of Common Stock of Bluestone which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present. Each of the matters set forth herein is being proposed by Bluestone.

    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

[X] Please mark your votes as in this example.

--------------------------------------------------------------------------------

1. Ratification and Approval of the Bluestone Software, Inc. 1996 Incentive and Non-Qualified Stock Option Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                         (To Be Signed on Reverse Side)

2. Approval of an amendment to the Bluestone Software, Inc. 1996 Incentive and Non-Qualified Stock Option Plan increasing the number of shares of Common Stock reserved for issuance by 3,459,672 from 3,290,328 to 6,750,000 shares.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL.

    Attendance of the undersigned at the meeting, or at any adjourned session thereof, will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting or session the intention of the undersigned to vote said share(s) in person. If the undersigned hold(s) any of the shares of Bluestone in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity, as well as individually.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                             DATE: _____________________________

                                             ___________________________________
                                                          SIGNATURE

                                             ___________________________________
                                                 SIGNATURE(if jointly owned)

                                             Note: Please sign name(s) exactly
                                             as appearing hereon. When signing
                                             as attorney, executor,
                                             administrator or other fiduciary,
                                             please give your full title as
                                             such. Joint owners should each sign
                                             personally.